Exhibit 99.1

Diamond Reports Record 2011 Results and Raises Guidance for Fiscal 2012

•	Snack sales grew 16 percent in the fourth quarter and 72 percent for the fiscal year;
•	Non-GAAP Earnings Per Share (EPS) increased 37 percent for the fiscal year;
•	Raising sales and EPS guidance for fiscal 2012.

SAN FRANCISCO, CA, September 15, 2011 – Diamond Foods, Inc. (NASDAQ: DMND) today reported record financial results for its fiscal 2011 fourth quarter and full year.

For the three months ended July 31, 2011, the first full comparable quarter since the acquisition of Kettle Foods, non-GAAP net income grew 58 percent to $11.9 million and non-GAAP fully diluted earnings per share (EPS) grew 53 percent over the prior year’s quarter to $0.52. During the quarter, the Company incurred $9.4 million in acquisition and integration costs related to the purchase of Kettle Foods in 2010 and the pending acquisition of Pringles. Including these charges, GAAP net income grew 27 percent to $8.5 million and GAAP fully diluted EPS was $0.37, up 23 percent.

For the twelve months ended July 31, 2011, non-GAAP net income grew 61 percent over the prior year period to $59.0 million and non-GAAP EPS grew 37 percent to $2.61. Including $16.8 million in acquisition and integration costs related to the purchase of Kettle Foods in 2010 and the pending acquisition of Pringles, GAAP earnings grew 92 percent to $50.2 million, and GAAP EPS grew 63 percent to $2.22.

“Our base Diamond business delivered record financial results this quarter, with our snack portfolio up a solid 16 percent on an organic basis,” said Michael J. Mendes, Chairman, President and CEO. “We’re particularly pleased that we could achieve such strong performance while effectively managing the Pringles integration.”

Corporate Highlights

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In U.S. measured channels, Emerald snack nuts grew 16 percent while the category was up 3 percent, gaining 100 basis points of market share. Pop Secret grew 5 percent while the category was down 4 percent, gaining 210

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basis points of market share.[1] Kettle U.S. was up 11 percent while the category was up 2 percent, gaining 10 basis points of market share.[2]

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Emerald’s new Breakfast on the go! continued to gain distribution in the most recent 12 week period. Breakfast on the go! is currently scanning in 75 percent of the ACV in U.S. grocery and contributed 40 percent of the total convenient breakfast category growth during the period.[3]

•	In the U.K., Kettle retail sales grew 10 percent compared to category growth of 6 percent.[4] Growth was driven by strong performance in the multi-pack segment and in the Kettle Ridge Crisp line.

•	Full year adjusted EBITDA grew 72 percent to $146 million.

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On August 3, 2011, the Company received the last of its antitrust clearances required for its pending merger of the Pringles business into Diamond in a Reverse Morris Trust transaction. The transaction is expected to close in December of this year.

•	Significant progress on Pringles integration activities including go-to-market planning, preparing to onboard employees at close, day one readiness and transition services planning.

•	A quarterly dividend of $0.045 per share was paid on August 8, 2011 to shareholders of record as of August 1, 2011.

Sources: 1Nielsen FDMx 52 week period ending August 6, 2011; 2Nielsen FDMxC (including scanning convenience stores) 52 week period ending June 11, 2011; 3Nielsen U.S. Food Stores 12 week period ending August 6, 2011; 4Nielsen EPOS Total Market 52 week period ending August 6, 2011.

Financial Results

Net sales during the quarter grew 32 percent to $232.8 million as a result of the strong performance of the snack portfolio and an increase in non-retail sales. Total retail net sales grew 14 percent to $191.0 million, and snack sales grew 16 percent to $145.7 million in the quarter. Non-retail sales totaled $41.8 million for the quarter compared to $41.3 million in the third quarter and $8.7 million

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in the fourth quarter a year ago. Full fiscal year net sales grew 42 percent to $965.9 million, with retail net sales up 43 percent to $816.1 million. Snack sales grew 72 percent for the full year and reached $553.2 million.

Gross profit as a percentage of net sales was 24.5 percent for the quarter and 26 percent for the year. The lower gross margin in the quarter reflects the relatively large percentage of non-retail sales in the quarter.

Selling, general and administrative expense (SG&A) was $25.7 million during the quarter. For the full fiscal year SG&A was $97.0 million, or 10 percent of net sales.

Advertising expense was $10.1 million during the fourth quarter, up 45 percent over last year’s comparable period. For the full fiscal year, advertising expense was $44.4 million or 5.4 percent of retail net sales, an increase of $11.5 million over last year.

The effective tax rate on a non-GAAP basis was 23.6 percent for the quarter and 31.3 percent for the year, reflecting favorable income mix within our tax jurisdictions. On a GAAP basis, the effective tax rate was (38.4) percent for the quarter and 27.4 percent for the year. The tax benefit in the quarter reflects a discrete benefit associated with the 2 percent U.K. rate reduction announced in July.

Capital expenditures for the year were $28 million. The Kettle capacity expansion in Salem was completed in April and the U.K. and Beloit, Wisconsin Kettle expansions are on schedule for completion in the fall of 2011 and spring of 2012, respectively.

As of July 31, 2011, net debt was $512.8 million, a decrease of $37 million from the prior quarter.

Financial Outlook

For the first half of fiscal 2012, for Diamond on a standalone basis, we expect total net sales of between $540 to $560 million, an increase in advertising investment of 20-25% over the first half of 2011 and non-GAAP EPS ranging from $1.65 to $1.75. We expect the distribution of earnings between Q1 and Q2 to be similar to last year’s first half.

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For the full year of fiscal 2012, we expect non-GAAP EPS to range from $3.05 to $3.15, assuming the Pringles transaction closes in the first half of December. This EPS guidance is increased from $3.00 to $3.10 previously and reflects:

•	Net sales of between $1.85 billion and $1.95 billion;
•	An estimated operating margin of between 11.5 percent and 12.0 percent;
•	Interest expense of between $40 million to $45 million;
•	An effective tax rate of 27 percent to 30 percent;
•	Outstanding share count of 42 million to 43 million;
•	Capital expenditures of $75 million to $85 million;
•	EBITDA of $300 million to $310 million;
•	Transaction and integration costs of $150 million associated with the Pringles transaction over the next two years.

Conference Call

Diamond will host an investor conference call and web cast today, September 15, 2011, at 4:30 p.m. Eastern Time to discuss these results. To participate in the call via telephone, dial (888) 245-0987 from the U.S./Canada or (913) 981-5568 elsewhere and enter a confirmation code of 885-2865. In order to listen to the call over the internet, visit our website at www.diamondfoods.com and select “Investor Relations.”

Archived audio replays of the call will be available on our website or via telephone. The latter will begin at 7:30 p.m. Eastern Daylight Time today, and remain available through 7:30 p.m. Eastern Daylight Time on September 22, 2011. It can be accessed by dialing (888) 203-1112 from the U.S./Canada or (719) 457-0820 elsewhere. Both phone numbers require the conference code listed above.

To receive email notification of future press releases from Diamond Foods, please visit http://investor.diamondfoods.com and select “email alerts.”

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Financial Summary

Net Sales by Product Line:

	Three months ended			Twelve months ended
	July 31,			July 31,
(in thousands)	2011	2010	% Prior Year	2011	2010	% Prior Year
Snack	$145,719	$125,116	16%	$553,165	$321,422	72%
Culinary/Domestic In-shell	45,251	42,810	6%	262,906	248,994	6%
Total Retail	190,970	167,926	14%	816,071	570,416	43%
International Non-Retail	29,841	3,761	693%	119,017	69,206	72%
N. American Ingredient/Food Service/Other	11,962	4,931	143%	30,834	40,540	(24)%
Total non-Retail	41,803	8,692	381%	149,851	109,746	37%
Total	$232,773	$176,618	32%	$965,922	$680,162	42%

Summarized Statement of Operations:

	Three months ended		Twelve months ended
	July 31,		July 31,
(in thousands, except per share amounts)	2011	2010	2011	2010
Net sales	$232,773	$176,618	$965,922	$680,162
Cost of sales	175,666	132,779	714,775	519,161
Gross profit	57,107	43,839	251,147	161,001
Operating expenses:
Selling, general and administrative	25,668	20,280	96,960	64,301
Advertising	10,053	6,938	44,415	32,962
Acquisition and integration related expenses	9,424	1,285	16,792	11,508

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Total operating expenses	45,145	28,503	158,167	108,771

Income from operations	11,962	15,336	92,980	52,230
Interest expense, net	5,790	6,108	23,840	10,180
Other expense, net	—	—	—	1,849

Income before income taxes	6,172	9,228	69,140	40,201
Income taxes (benefit)	(2,372)	2,488	18,929	13,990

Net income	$8,544	$6,740	$50,211	$26,211

Earnings per share (EPS):
Basic	$0.39	$0.31	$2.28	$1.40
Diluted	$0.37	$0.30	$2.22	$1.36
Shares used to compute EPS:
Basic	21,652	21,503	21,577	18,313
Diluted	22,577	22,097	22,242	18,843

Summarized Balance Sheet Data:

	July 31,
(in thousands)	2011	2010
Cash & equivalents	$3,112	$5,642
Trade receivables, net	98,218	65,553
Inventories	145,575	143,405
Current assets	276,039	240,089
PP&E, net	127,407	117,816
Other intangible assets, net	450,855	449,018
Goodwill	407,587	396,788
Current liabilities, excluding debt	144,060	127,921
Total debt	531,701	556,100
Shareholder’s equity	454,795	379,943

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Non-GAAP Financial Information

We have provided the following non-GAAP financial information for the three and twelve months ended July 31, 2011 and 2010.

Reconciliation of income before income taxes to non-GAAP EPS:

	Three months ended		Twelve months ended
	July 31,		July 31,
(in thousands, except per share amounts)	2011	2010	2011	2010
GAAP income before income taxes	$6,172	$9,228	$69,140	$40,201

Adjustments to remove loss on extinguishment of debt, fees for tax projects and other credits	—	—	—	2,324

Adjustments to remove costs associated with acquisitions and integrations	9,424	1,285	16,792	11,820

Non-GAAP income before income taxes	15,596	10,513	85,932	54,345

GAAP income taxes (benefit)	(2,372)	2,488	18,929	13,990
Tax effect of Non-GAAP adjustments	6,058	485	7,968	3,574

Non-GAAP income taxes	3,686	2,973	26,897	17,564

Non-GAAP net income	$11,910	$7,540	$59,035	$36,781

Non-GAAP EPS-diluted	$0.52	$0.34	$2.61	$1.91

Shares used in computing Non-GAAP EPS-diluted *	22,963	22,470	22,642	19,215

*	Includes shares associated with participating securities

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Reconciliation of net income to Adjusted EBITDA:

	Three months ended		Twelve months ended
	July 31,		July 31,
(in thousands)	2011	2010	2011	2010
Net income	$8,544	$6,740	$50,211	$26,211
Income taxes	(2,372)	2,488	18,929	13,990
Income before income taxes	6,172	9,228	69,140	40,201
Other expense, net	—	—	—	1,849
Interest expense, net	5,790	6,108	23,840	10,180
Income from operations	11,962	15,336	92,980	52,230
Acquisition and integration related expenses included in operating expenses and cost of goods sold	9,424	1,285	16,792	11,820
Stock-based compensation expense	1,877	1,096	6,974	3,231
Selling, general and administrative	—	—	—	475
Depreciation and amortization	7,166	7,569	29,465	17,154
Adjusted EBITDA	$30,429	$25,286	$146,211	$84,910

About Diamond’s non-GAAP Financial Measures

This release contains non-GAAP financial measures of Diamond’s performance (“non-GAAP measures”) for different periods. Non-GAAP financial measures should not be considered as a substitute for financial measures prepared in accordance with GAAP. Diamond’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and differ both from GAAP financial measures and from non-GAAP financial measures used by other companies. Diamond urges investors to review its reconciliation of non-GAAP financial measures to GAAP financial measures, and its financial statements to evaluate its business.

Diamond believes that its non-GAAP financial measures provide meaningful information regarding operating results because they do not include amounts that Diamond excludes when monitoring operating results and assessing

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performance of the business. Diamond believes that its non-GAAP financial measures also facilitate comparison of results for current periods and business outlook for future periods. Diamond’s non-GAAP financial measures include adjustments for the following items:

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In fiscal 2011 and in the fourth quarter of fiscal 2011, $16.8 million and $9.4 million, respectively, in costs were incurred as a result of the integration of Kettle Foods and the pending acquisition of Pringles.

•	In fiscal 2010 and in the fourth quarter of fiscal 2010, $11.8 million and $1.3 million, respectively, in costs were incurred as a result of the integration of Kettle Foods.

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In fiscal 2010, other expense included $1.8 million in early extinguishment charges from our prior credit facility, and SG&A included $0.5 million in fees incurred primarily to achieve $1 million in various prior period R&D and other tax credits, including costs to file amended tax returns. Additionally, Cost of Goods Sold included $0.3 million in inventory step-up charges.

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Adjusted EBITDA is used by management as a measure of operating performance. Adjusted EBITDA is defined as net income before interest expense, income taxes, equity compensation, depreciation, amortization, and other non-operating expenses, including the aforementioned acquisition and integration costs. We believe that adjusted EBITDA is useful as an indicator of ongoing operating performance. As a result, some management reports feature adjusted EBITDA, in conjunction with traditional GAAP measures, as part of our overall assessment of company performance.

Diamond’s management uses non-GAAP measures in internal reports used to monitor and make decisions about its business, such as monthly financial reports prepared for management. The principal limitation of the non-GAAP measures is that they exclude significant expenses and gains required under GAAP. They also reflect the exercise of management’s judgments about which adjustments are appropriately made. To mitigate this limitation, Diamond presents the non-GAAP measures in connection with GAAP results, and recommends that investors do not give undue weight to them. Diamond believes that non-GAAP measures provide useful information to investors by allowing them to view the business through the eyes of management,

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facilitating comparison of results across historical and future periods, and providing a focus on the underlying operating performance of the business.

Note regarding forward-looking statements

This release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995, including with respect to the timing of closing the Pringles transaction. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties. Actual results could differ materially from projections made in this release. An extensive list of factors that could materially affect our results can be found in Diamond’s periodic filings with the Securities and Exchange Commission (“SEC”). They are available publicly and on request from Diamond’s Investor Relations department.

Additional Information

In connection with the proposed transaction between Diamond and P&G, Diamond has filed a registration statement on Form S-4 with the SEC, but this registration statement has not become effective. This registration statement includes a proxy statement of Diamond that also constitutes a prospectus of Diamond, and will be sent to the stockholders of Diamond after it has been finalized. Stockholders are urged to read the proxy statement/prospectus and any other relevant documents when they become available, because they will contain important information about Diamond, Pringles and the proposed transaction. The proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. The documents (when they are available) can also be obtained free of charge from Diamond upon written request to Diamond Foods, Inc., Investor Relations, 600 Montgomery Street, San Francisco, California 94111 or by calling (415) 445-7444, or from P&G upon written request to The Procter & Gamble Company, Shareholder Services Department, P.O. Box 5572, Cincinnati, Ohio 45201-5572 or by calling (800) 742-6253.

This communication is not a solicitation of a proxy from any security holder of Diamond. However, P&G, Diamond and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of

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Diamond Foods, Inc. may be found in its 2011 Annual Report on Form 10-K filed with the SEC on September 15, 2011, and its definitive proxy statement relating to its 2011 Annual Meeting of Stockholders filed with the SEC on November 26, 2010. Information about the directors and executive officers of The Procter & Gamble Company may be found in its 2011 Annual Report on Form 10-K filed with the SEC on August 10, 2011, and its proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on August 26, 2011.

About Diamond

Diamond Foods is an innovative packaged food company focused on building, acquiring and energizing brands including Kettle® chips, Emerald® snack nuts, Pop Secret® popcorn, and Diamond of California® nuts. The Company’s products are distributed in a wide range of stores where snacks and culinary nuts are sold. Corporate Web Site: www.diamondfoods.com

Contacts:

Investor Contact

Linda Segre

SVP, Corporate Strategy

Diamond Foods

415 -445 -7444

lsegre@diamondfoods.com

Media Contact

Stephen Sibert

VP, Corporate Affairs

Diamond Foods

415 -445 -7444

ssibert@diamondfoods.com

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